UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Bear Tavern Road, Ewing, NJ	08628-1021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2023, OncoSec Medical Incorporated, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named on the signature pages thereto (the “Purchasers”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 1,408,384 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) unregistered common warrants (the “Private Warrants”) to purchase up to 1,408,384 shares of Common Stock. The offering price per Share and accompanying Private Warrant was $0.945. The Private Warrants are exercisable immediately upon issuance, will expire five and one-half years following the issuance date and have an exercise price of $0.82 per share.

The Shares described above were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-260850) and a related prospectus supplement and accompanying base prospectus filed with the Securities and Exchange Commission (the “Registered Direct Offering”). The Private Warrants described above were issued in a concurrent private placement (the “Private Placement,” and together with the Registered Direct Offering, the “Offerings”). The Company received gross proceeds from the Offerings of approximately $1.33 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Offerings closed on May 18, 2023. The Company intends to use the net proceeds from the Offerings as working capital for general corporate purposes.

On April 7, 2023, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offerings. The Company paid Wainwright an aggregate cash fee equal to 7.5% of the gross proceeds of the Offerings, a management fee equal to 1.0% of the aggregate gross proceeds of the Offerings and reimbursement of certain expenses. Additionally, the Company issued to Wainwright or its designees, as part of Wainwright’s compensation, warrants to purchase up to an aggregate of 105,629 shares of Common Stock, equal to 7.5% of the aggregate number of Shares placed in the Registered Direct Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the commencement of sales under the Offerings and an exercise price of $1.1813 per share of Common Stock (equal to 125% of the offering price per Share and accompanying Private Warrant).

The foregoing summaries of the Purchase Agreement, the Private Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Private Warrants, and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Procopio, Cory, Hargreaves & Savitch LLP, the Company’s counsel, regarding the validity of the Shares offered and sold pursuant to the Purchase Agreement and prospectus supplement is also filed herewith as Exhibit 5.1 and is incorporated by reference herein.

Item. 3.02. Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 related to the Private Placement and the issuance of the Private Warrants and the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Private Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01. Other Events.

On May 16, 2023, the Company issued a press release announcing the pricing of the Offerings described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 18, 2023, the Company issued a press release announcing the closing of the Offerings described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

10.1	Form of Securities Purchase Agreement, dated as of May 16, 2023

23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (contained in Exhibit 5.1)

99.1	Pricing Press Release of OncoSec Medical Incorporated, dated May 16, 2023

99.2	Closing Press Release of OncoSec Medical Incorporated, dated May 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer